Exhibit 10.4 -  Employment Agreement



                               EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (the "Agreement") between World Information Technology Inc., a Nevada corporation (the "Company") and Gary D. Morgan (the "Executive"), dated as of this 24th day of July, 2003 (the "Effective Date").

                                   RECITALS

A. The Company desires to employ Executive as the Chief Executive Officer of the Company and the Executive is willing to accept such employment and render such services, all upon and subject to the terms and conditions contained in this Agreement;

B. The Company also wishes to nominate the Executive to serve as the Chairman of the Company's Board of Directors ("Board") and the Executive is willing to accept such nomination; and

C. References to the Company throughout this Agreement shall include the Company and all of its affiliates.

NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties agree as follows:

1. Term. The term of employment of the Executive by the Company hereunder shall be for a period commencing as of August 1, 2003 (the "Effective Date") and ending on December 31, 2006 (the date on which this Agreement shall expire, as such date maybe extended in accordance with the terms of this Section 1 is hereinafter referred to as the "Expiration Date"). Subject to the terms of
Section 6, unless the Executive or the Company gives written notice to the other party of its desire to terminate this Agreement at least one year before the Expiration Date, commencing on December 31, 2005 (the "Termination Notification Date"), this Agreement will be automatically extended for further period(s) of one year from the then current Expiration Date (the "Extended Period") on the same terms and conditions as herein set forth. Except when the contrary is indicated, the phrase "the term of this Agreement" or the "Term" shall henceforth be deemed to include the Extended Period.

2. Engagement of Executive. The Company agrees to employ the Executive and the Executive accepts employment as Chairman and Chief Executive Officer of the Company.

3. Duties and Powers.

During the Term, the Executive will serve in the position described in Section
2 above and will have such responsibilities, duties and authorities and will render such services of an executive and administrative character not inconsistent with those normally given to a Chairman and Chief Executive
Officer of a public corporation, all in accordance with the terms and conditions of this Agreement and the business plan and capital budgets of the Company to be developed by the Executive and the Board and to be approved by the Board, on or before August 30,2003. Executive shall devote Executive's best efforts, energies and abilities and Executive's


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to full business time, skill and attention to the business and affairs of the
Company and its affiliates. Executive shall perform the duties and carry out the responsibilities assigned to the Executive to the best of the Executive's ability, in a diligent, trustworthy, businesslike and efficient manner for the purpose of advancing the business of the Company and its affiliates and shall adhere to any and all of the employment policies of the Company. Executive acknowledges that Executive's duties and responsibilities will require Executive's full-time business efforts and agrees that during the Employment Period Executive will not engage in any other business activity or have any business pursuits or interests which interfere or conflict with the performance of Executive's duties hereunder, provided, that nothing in this Section 3 shall be deemed to prohibit Executive from: (i) serving as a director or officer or both of such not-for-profit corporations as he may desire, joining and participating in such committees for community or national affairs as he may select and joining and serving on business corporation boards of directors and engaging in other activities; or (ii) investing in stock of any corporation listed on a national securities exchange or traded in the over-the-counter market, but only if Executive and its associates (as such term is defined in Regulation 14A promulgated under the Exchange Act), and the Executive's affiliates collectively do not own more than an aggregate of five percent of the stock of such corporation.

4. Compensation.

(a) Annual Base Salary. During the Term, the Executive shall receive a base salary at the rate of$1.00 per annum {the "Annual Base Salary"), which shall be paid on the signing of this Agreement and yearly on the anniversary thereof. The Executive shall be eligible for periodic salary increases, but not decreases, as determined in the sole discretion of the Executive Compensation Committee of the Board (the "Committee"). Unless increased by the Committee in its sole discretion, the Annual Base Salary shall apply for each year during the Term. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. The Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

(b) Signing Bonus. Upon execution of this Agreement, the Executive shall receive 500,000 warrants to acquire shares of common stock of the Company on terms and conditions described in the form of Warrant attached hereto as Exhibit A.

(c) Except as provided herein, in each fiscal year of the Company ending during the Term, the Executive shall be eligible to participate in such bonus programs as are available to senior executives of the Company and the award to the Executive shall not be less than the award given to any other employee of the Company.

(d) Performance Bonuses. The following bonuses shall be paid to the Executive by the Company:

(i) At the end of each quarter during the Term, the Executive shall be entitled to a bonus equal to 2% of the increase in earnings before taxes, interest, depreciation and amortization ("EBITDA ") of the Company over the EBITDA in the prior quarter. EBITDA shall be as set forth on the financial statements of the Company, as prepared by its independent certified public accountants, and filed with the U.S. Securities and Exchange

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Commission. The calculation of such bonus shall be made within 20 days of the end of each quarter and shall be deferred until 12 months after the end of each quarter. The payment of each such bonus will be deferred for 12 months and will paid in accordance with the terms of a convertible note agreement (the "Convertible Note Agreement") for the principal amount of the bonus with interest thereon at the rate of six percent per annum and granting to the Executive the right to convert the whole or part of the principal and interest under such note into shares of common stock of the Company at a conversion price of $4.00 per share or 50% of the closing bid price on the conversion date, whichever is the lowest share price yielding the most conversion shares, subject to adjustment as herein provided ( as elected by Executive ). The obligations under each such Convertible Note Agreement will be evidenced by a promissory note to be attached as an exhibit to the Convertible Note Agreement. Each Convertible Note Agreement (together with the promissory note evidencing the obligations under such Convertible Note Agreement) shall be in the form attached hereto as Exhibit B;

(ii) The Company shall pay the Executive (A) on September 30,2003, a bonus (the "Initial Market Cap Bonus") in an amount equal to 3% of the difference between the average closing value of the Market Capitalization of the Company for the 20 days before the end such calendar quarter and a Market Capitalization (as defined below) of $100 million and (B) at the end of every calendar quarter thereafter, a bonus (the "Market Cap Bonus") in an amount equal to 3% of the difference between the average closing value of the Market Capitalization of the Company for the 20 days preceding the end of such quarter (a "Second Value") and the average closing value of the Market Capitalization of the Company for the 20 days preceding the beginning of such quarter (a "First Value"); provided that a First Value used for the calculation of a Market Cap Bonus shall never be lower than the higher of (x) $100 million or (y) any Second Value used for a calculation of a Market Cap Bonus in the preceding calendar quarter and provided further that if in any quarter, the difference between the Second Value and the First Value is a negative number, the Company shall not have any obligation to pay the Executive any Market Cap Bonus for such quarter. At the election of the Executive, (i) the Initial Market Cap Bonus and the Market Cap Bonus shall be payable in cash Within 45 days of the quarter end or (ii) the parties Will execute and exchange a Convertible Note Agreement in the amount of the Initial Market Cap Bonus and the Market Cap Bonus, as applicable, with interest at the rate of 6% per annum and payable within 12 months of each quarter end; and

(iii) In the event that during the Term the Company is listed in the American or new York Stock Exchange, the NASDAQ National Market or small cap list (the "Listing"), the Company shall pay the Executive a bonus (the "Listing Bonus") in an amount equal to 2% of the increase in the Market Capitalization between the a Market Capitalization of $100 million (the "Initial Market Cap ") and the average Market Capitalization of the Company for the 20 days after the Listing. At the election of the Executive, (i) the Listing Bonus shall be payable in cash within 45 days of the Listing or (ii) the parties will execute and exchange a Convertible Note Agreement in the amount of the Listing Bonus With interest at the rate of 6% per annum and payable within 12 months of the Listing; and

(iv) Upon each receipt, during the Term, by the Company of any debt or equity financing, public of private or any refinancing of debt financing, (a

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to ("Financing") the Company shall pay the Executive a bonus (the "Financing
Bonus") equal to 3% of the sum of such financing. The Executive may elect to receive the Financing Bonus in shares of common stock of the Company at a value of$4.00 per share or in cash. The payment of the Financing Bonus by the Company to the Executive shall occur concurrently with the closing of the Financing.
F or the purpose of this Agreement, the Market Capitalization shall mean the value of the Company as determined by the closing market price of its issued and outstanding common stock on the principal exchange on which such securities are traded and shall be calculated by multiplying the number of outstanding shares of the Company (including shares reserved for the exercise of warrants, options and convertible instruments issued by the Company and as represented in its financial statements) by the closing market price of a share of the common stock of the Company.

(e) Benefits. During the Term, the Executive (i) shall be entitled to participate in all employee benefit plans which any senior executive management officer of the Company is entitled to participate in (subject to, and on a basis consistent with, the terms, conditions and overall administration of such plans, programs and arrangements) and shall not be entitled to a lesser grant of rights which any other employee of the Company receives under any such employee benefit plans; (ii) shall receive and participate in all profit sharing, incentive compensation, 40lK plans and pension benefits and executive retirement and supplemental benefits ( collectively, "Pension Benefits") which are available to any other senior executive management officer of the Company; and (iii) shall receive health insurance programs, executive medical and dental benefits, life insurance, accidental death and dismemberment benefits plus such other benefits which are available to the senior executive management of the Company (collectively, "Welfare Benefits") which are generally available to other senior executives officers of the Company.

(f) Stock Options. The Executive shall be eligible for annual grants of stock options as determined in the sole discretion of the Committee, subject to such terms and conditions as the Committee deems appropriate; provided that in no event the Executive shall be granted less stock options than the number of options granted to any other senior management officer of the Company. Notwithstanding any other agreement to the contrary, but subject to the terms of this Agreement: (i) any stock options granted to the Executive during the Term shall continue to vest after the expiration of the Term; and (ii) if the Executive's employment terminates upon expiration of the Term on or after the Final Date, he will be treated with regard to all stock options as a "retiree."
(g) Reimbursement for Expenses. During the Term, the Executive shall be entitled to receive non accountable business expenses in the amount of $9,000.00 per month, payable on the first day of each calendar month during the Term. The Company shall reimburse the Executive for all professional fees and costs related to the preparation and enforcement of this Agreement including legal and accounting fees. The Company shall also reimburse the Executive for of all reasonable business-related expenses, including without limitation, First-Class air travel or chartered aircraft. At the discretion of Executive he shall be reimbursed for immediate family members who join him on business trips. The Company will pay for Executive all membership dues and related ongoing costs of appropriate club and professional organizations and dues,


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to costs and expenses for continuing professional education, financial and legal counseling, planning and administration (including any reasonable directors and officers liability insurance coverage). The Company shall purchase a variable life insurance policy on Executive's life, payable to Executive's designated beneficiary, in the face amount of $10,000,000. Company shall also establish a bonus arrangement to enable a "roll-out" of the policy on a tax-free basis to Executive at his targeted retirement date, as defined by Executive in writing. In the event of a termination of employment prior to retirement, Executive shall be entitled to receipt of the policy and a bonus in the amount required to cover all applicable income taxes on such transfer, fully grossed up.

(h) Office and Support Staff. During the Term, the Executive shall be provided with an appropriate office in the City of New York, together with a conference room in such same location, and with such secretarial and other support facilities as are commensurate with his position as Chief Executive Officer and Chairman of the Company.

(i) Vacation. During the Term, the Executive shall be entitled to 6 weeks of paid vacation per year.

(j) Insurance; Indemnification. During the Term and thereafter while the Executive could have any liability, the Executive shall be named as an insured party in any liability insurance policy (including any director and officer liability policy) which shall be maintained by the Company for its directors and/or senior executive officers. In addition, the Company shall execute and deliver to Executive, concurrently herewith, the separate indemnification agreement attached hereto as Exhibit C.

(k) Special Enterprise Enhancement Payment Award. In addition to any other compensation paid to Executive pursuant to this Agreement or otherwise awarded to Executive by the Compensation Committee of the Company's Board of Directors, Executive will receive a Special Enterprise Enhancement Payment ( the " A ward ") described in this Section ( 4 ) (k), The A ward will be paid within 30 days after the closing of an event (an "Event") that constitute a Change in Control of the Company and that is consummated during the Term or one year thereafter. The amount of the A ward shall be equal to 1.5% of the higher of (i) the Initial Market Cap, {ii) the average closing value of the Market Capitalization of the Company for the 20 days before the Event; or (iii) the per share price allocated to the shares of the Company in any documents executed by the Company in connection with an Event. F or purposes of this Agreement "Change in Control" shall mean:

(i) , The acquisition ( other than from Company) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, any employee benefit plan of Company or its subsidiaries which acquires beneficial ownership of voting securities of Company) of beneficial ownership (within the meaning of Rule 13 d- 3 promulgated under the Exchange Act) of 40% or more of either the then outstanding shares of Common Stock or the combined voting power of Company's then outstanding voting securities entitled to vote generally in the election of directors; or

(ii) Individuals who, as of the date hereof, constitute the Board of Directors of the Company cease for any reason to constitute at least a majority of the Board; or


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(iii) Approval by the stockholders of Company of the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding voting stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 40% of, respectively, the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination {including, Without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination.

5. Termination of Employment.

(a) Death or Disability. The Executive's employment shall terminate upon the death of the Executive during the Term; provided, however, his estate shall be entitled to receive the bonuses set forth in Section 4(c) for a period of one year after his death. If it is determined that the Disability of the Executive has occurred during the Term (pursuant to the definition of Disability set forth below), the Company may give to the Executive written notice in accordance with Section l4(c) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have resumed performance of any of his duties. Prior to the Disability Effective Date, the Executive shall continue to be treated as if fully and actively employed by the Company for purposes of this Agreement, and without respect to whether or not the Executive is or is determined to be Disabled. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Executive or spouse of the Executive and reasonably acceptable to the Company.

(b)  By the Company.

(i) For Cause. The Company may terminate the Executive's employment during the Term for Cause. For purposes of this Agreement, "Cause" shall mean:

(1) the Executive's conviction of, or plea of nolo contendere to, any felony (other than vicarious liability which results solely from Executive's position as Chief Executive Officer, provided that Executive did not know, or should not have known, of any act or failure to act upon which such conviction or plea is based, or knew, but acted on the advice of counsel);


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(2)  the Executive's willful misconduct with regard to the Company having a material and demonstrable adverse effect on the financial condition of the Company and its subsidiaries, as a whole; provided that the Executive is given the opportunity to cure the same within 30 days after receipt of a detailed notice setting forth the particulars of the acts and how they materially and adversely effect the Company and its subsidiaries and further subject to the text following sub clause

(3) the Executive's failure to attempt to adhere to, or take affirmative steps to carry out, any legal and proper directive of the Board, after receipt of written notice from the Board and a reasonable opportunity to cure such non-adherence or failure to act.

The termination of Executive's employment shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (1 ), (2) or (3) above, and specifying the particulars thereof in detail. For purposes of this Agreement, no act, or failure to act, on Executive's part shall be considered willful unless done, or omitted to be done, by Executive in bad faith and without reasonable belief that Executive's act or failure to act was in the Company's best interests. Any act, or failure to act, based upon authority granted pursuant to a duly adopted Board resolution or advice of counsel shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the Company's best interests.

(c) By the Executive.

(i) Without Good Reason. The Executive may terminate employment under this Agreement by giving Notice of Termination to the Company in accordance with
Section 14(c) of this Agreement no less than 2 months prior to such termination, unless such termination is pursuant to Section (5)(c)(ii) below, or the Company elects to waive or reduce such notice requirement.

(ii) With Good Reason. The Executive's employment maybe terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

(1) except as contemplated in Section 3 of this Agreement, any diminution in the Executive's title or position or material diminution in authority, duties or responsibilities as set forth herein;


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(2)  the assignment of any duties or responsibilities to the Executive that are not commensurate with the Executive's title, authority or position as set forth herein;

(3)  a decrease in Annual Base Salary or Employee Benefits;

(4)  any material diminution of benefits described in Sections 4(b),(c), (d)
(e), (f), (g), (h),or(i) of this Agreement; .or

(5) any material breach of this Agreement by the Company after written notice from the Executive and a reasonable opportunity for the Company to cure such breach.

For purposes ofthisSection5(c)(ii), any good faith determination of "Good Reason" made by the Executive following a Change of Control shall be conclusive.

(d) Notice of Termination. Any termination by the Company for Cause, or by the Executive, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 14(c) of this Agreement For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date {which date shall be not more than thirty days after the giving of such notice ). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

(e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, {ii) if the Executive's employment is terminated by the Executive without Good Reason, the Date of Termination shall be 2 months after the date on which the Executive notifies the Company of such termination ( or such earlier date if approved by the Company), respectively, {iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective pate, as the case may be.

6. Obligations of the Company upon Termination


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(a) Good Reason.  If, during the Term, the Executive shall terminate employment for Good Reason:

(i) the Company shall pay to or for the Executive, on the same dates he would have received the same if employment was no so terminated, amounts equal to :
(1) the Executive's Annual Base Salary through the end of the original Expiration Date or the Extended Period (if this Agreement was extended pursuant to Section 1 hereto); and (2) any bonus earned during prior fiscal years but not yet paid to Executive and bonus payments for each year until the original Expiration Date or the Extended Period (if this Agreement was extended pursuant to Section 1 hereto); (3) all benefits set forth in Section 4, inclusive of, but pot limited to Pension Benefits, Welfare Benefits and Other Benefits; and
(4) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts and benefits described in clauses (1), (2), (3) and (4) shall be hereinafter referred to as the " Accrued Obligations");

(ii) the Company shall treat the Executive as a "retiree" with respect to treatment of his outstanding stock options, as well as with respect to participation in all employee benefit plans;

(iii) to the extent not theretofore paid or provided, the Company shall timely payor provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contractor agreement of the Company (such, other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

(b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Term, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of (l) the Executive's Annual Base Salary;
(2) any bonus earned during prior fiscal years but not yet paid to Executive and any bonus payments until the first year anniversary of the Date of Termination; and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any Accrued Obligations and the timely payment or provision of Other Benefits. The payment obligations described in this Subparagraph (c) shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.

(c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Term, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of other Benefits. Accrued Obligations shall be paid to the Executive on the same dates as if employment was not terminated by reason of Disability. The Welfare Benefits and Fringe Benefits shall continue through the Welfare Protection Period.

(d) Other than for Good Reason. If Executive voluntarily terminates employment during the Term (excluding a termination for Good Reason), this Agreement shall terminate without further obligations to the Executive's legal representatives under this

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Agreement, other than for payment of (l) the unpaid Executive's Annual Base
Salary; (2) any bonus earned during prior fiscal years but not yet paid to Executive; (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay Accrued Obligations and the timely payment or provision of Other Benefits; and
(4) Welfare Benefits for the Executive and his family for a period of two years after the Date of Termination. The payment obligations described in this Subparagraph (d) shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

(e) Cause: Other than for Good Reason. If the Executive's employment shall be terminated for Cause during the Term, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (i) his Annual Base Salary through the Date of Termination, (ii) the amount of any compensation previously deferred by the Executive, and (iii) Other Benefits, in each case to the extent theretofore unpaid.

7.  Certain Additional Payments by the Company.

{a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to an additional payments required under this Section 7) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax") and/or any income taxes, then the Executive shall be entitled to receive: (i) an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation~ any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments, and (ii) an amount equal to the product of any deductions disallowed for federal, state or local income tax purposes because of the inclusion of the Gross-Up Payment in the Executive's adjusted gross income multiplied by the highest applicable marginal rate of federal, state, or local income taxation, respectively, for the calendar year in which the Gross-Up Payment is to be made.

(b} Subject to the provisions of Section 7(c), all determinations required to be made under this Section 7, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the certified independent accountants used by the Company for the audit of its financial statements (the " Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 7, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code

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at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 7(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

(c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

(i) give the Company any information reasonably requested by the Company relating to such claim,

(ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

(iii) cooperate with the Company in good faith in order to effectively contest such claim, and

(iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 7(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 7(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 7(c) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto ). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 7(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross- Up Payment required to be paid.

8. Registration Rights. The Company agrees that it will, at the request of Executive, effect a registration statement with respect to the Convertible Note Agreement and the underlying shares, pursuant to an effective registration statement under the Securities Act of 1933 (as now in effect or as hereafter amended) pursuant to a registration statement of Form S-4 or Form S-8 or any successor or similar form.

9. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contractor agreement with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contractor agreement with the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

10. Entire Agreement. This Agreement and other documents executed concurrently herewith or referred to herein contain the sole and entire agreement and understanding of the parties and supersedes all prior oral understandings or agreements with respect to the subject matters contained herein.

11. Confidentiality;  Nondisparaqement.

(a) While employed by the Company and for a period of one year thereafter, the Executive shall not, without the prior written consent of the Company, disclose to anyone (except in good faith in the ordinary course of business to a person who will be advised by the Executive to keep such information confidential) or make use of any Confidential

Information (as defined below) except in the performance of his duties hereunder, or when required to do so by legal process by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) or judicial authority of law that require him to divulge, disclose or make accessible such Confidential Information. In the event that the Executive is so ordered, he shall give prompt written notice to the Company to allow the Company the opportunity to promptly object to or otherwise resist such order, provided, however, the Executive may disclose such Confidential 1nformation if the failure to disclose would result in a penalty or assessment against him.

(b) "Confidential Information" shall mean all information concerning the business of the Company or any Subsidiary (as defined below) relating to any of their products, product development, trade secrets, customers, suppliers, finances, and business plans and strategies. Excluded from the definition of Confidential Information is information (i) that is or becomes part of the public domain, other than through the breach of this Agreement by the Executive or (ii) regarding the Company's business or industry properly acquired by the Executive in the course of his career as an executive in the Company's industry and independent of the Executive's employment by the Company. For this purpose, information known or available generally within the trade or industry of the Company or any Subsidiary shall be deemed to be known or available to the public.

(c) "Subsidiary" shall mean any corporation controlled directly or indirectly by the Company, as control is defined in Rule 405 of the Securities Act of1933, as amended.

(d) While employed by the Company and thereafter, the Executive agrees that he will not make public statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action (except as Executive reasonably believes is necessary in the course of performing his duties) which may, directly or indirectly, disparage the Company or any Subsidiary or their respective officers, directors, employees, advisors, businesses or reputations. The Company agrees that, while the Executive is employed by the Company and thereafter, the Company will not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the Executive or his business or reputation. Notwithstanding the foregoing, nothing in this Agreement shall preclude either the Executive or the Company from making truthful statements or disclosures that are required by applicable law, regulation or legal process.

12. Non-competition and Non-solicitation.

(a) While employed by the Company and for a period of one year thereafter (the "Restricted Period"), the Executive shall not engage in Competition with the Company or any Subsidiary. "Competition" shall mean engaging in any activity, except as provided below, for a Competitor of the Company or any Subsidiary, whether as an employee, consultant, principal, agent, officer, director, partner, shareholder (except as a less than three percent shareholder of a publicly traded company) or otherwise (together "Employment"). A "Competitor" shall mean any corporation or other entity which derives at least 35% or more of its revenues from the conduct of business which competes, directly or indirectly, with the business conducted by the Company, as determined on the Date of Termination of the Executive's employment unless the Executive does not oversee or manage activities of such entity which are competitive with activities of the Company or Subsidiary. If the Executive commences Employment with any entity that is not a Competitor at the time the Executive initially becomes employed or becomes a consultant, principal, agent, officer, director, partner, or shareholder of the entity, future activities of such entity shall not result in a violation of this provision unless (i) such activities were contemplated by the Executive at the time the Executive initially commenced Employment or (ii) the Executive commences overseeing or managing the activities of an entity which becomes a Competitor during the Restricted Period, which activities are competitive with the activities of the Company or Subsidiary . In addition, the Executive may be employed by, or otherwise associated with, non-competing portions of the competing entity so long as he does not oversee, manage or contribute to the competing activities of the Competitor. The Executive shall not be deemed to be overseeing, managing or contributing to the Competitor's activities which are competitive with the activities of the Company or Subsidiary so long as he does not regularly participate in any discussions with regard to the conduct of, or take any act intended to facilitate the success of, the competing business.

(b) Notwithstanding the foregoing Section 12(a), in the event that during the Restricted Period the Executive desires to accept Employment with a Competitor which, in the Executive's reasonable judgment, competes with an insignificant portion of the business conducted by the Company or Subsidiary, the Executive shall have the right, prior to accepting such Employment, to submit a written request to the Company for a limited waive of the Company's right to enforce the provisions of this Section 12; which the Company shall not unreasonably withhold it consent to the limited waiver. If the Company determines, in its good faith reasonable judgment, that the Executive's proposed Employment with the Competitor would not result in more than an insignificant level of competition with the business conducted by the Company or Subsidiary at either the time such request is made or in the then foreseeable future, the Company shall grant the Executive the requested waiver.

(c) During the Restricted Period, the Executive shall not induce employees of the Company or any Subsidiary to terminate their employment, nor shall the Executive solicit or encourage any corporation or other entity in a joint venture relationship, directly or indirectly, with the Company or any Subsidiary, to terminate or diminish their relationship with the Company or any Subsidiary or to violate any agreement with any of them. During such period, the Executive shall not hire, either directly or through any employee, agent or representative, any employee of the Company or any Subsidiary or any person who was employed by the Company or any Subsidiary within 90 days of such hiring.

(d) The Executive's compliance with the non-competition and non-solicitation provisions of this Section 12 shall be deemed compliance with any ether non-competition or non-solicitation provision agreed to between .the Executive and the Company, including but not limited to any stock option or equity grants.

(f) As an inducement to the Executive to make the undertakings in this Section 12 and as consideration to him for the undertakings as relates to the one year after his employment hereunder has terminated, the Company shall pay to him, during such one year period the average of the Annual Base Salary and bonuses paid to him for the fiscal year immediately preceding the termination of his employment, at the same times and dates as if he was employed by the Company.

13. Successors.

This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

(a) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(b) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/ or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

14. Full Settlement: No Mitigation: No Offset. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right of action which the Company may have against the Executive or others. In the event of any termination of employment, the Executive shall be under no obligation to seek other employment, and amounts due the Executive under this Agreement shall not be offset by any remuneration attributable to any subsequent employment that he may maintain other than substantially comparable welfare benefits provided by a new employer .

15. Remedies. If the Executive materially breaches any of the provisions contained in Sections 11 or 12 above, the Company shall have the right to immediately seek injunctive relief The Executive acknowledges that such a breach of Sections 11 or 12 would cause irreparable injury and that money damages would not provide an adequate remedy for the Company; provided, however, the foregoing shall not prevent the Executive from contesting the issuance of any such injunction on the ground that no violation or threatened violation of Sections 11 or 12 has occurred.

16. Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to principles or conflict of laws. Any disputes with respect to the interpretation of this Agreement or the rights and obligations of the parties hereto shall be exclusively brought in any federal or state court of competent jurisdiction located in the City of New York, State of New York. Each of the parties waives any right to object to the jurisdiction or venue of such Courts or to claim that such courts are an inconvenient forum.

(b) The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(c) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:

If to the Executive:
Gary D. Morgan
6535-F Parkview Drive
Boca Raton, FL 33433
Tel: (561) 395-0929
Fax: (561) 394-8475

With a copy to:

Proskauer Rose LLP
1585 Broadway
New York, NY 10036
Tel: (212) 969-3000
Fax: (212) 969-2900
Attention: David W. Sloan, Esq.

If to the Company:
..
World Information Technology, Inc.
2300 West Sahara Avenue
Suite 500-B
Las Vegas, NV  89102
Tel: (702) 947.0105
Fax: (702) 947.0107

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 5(c)(ii)(I) through (5) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

WORLD INFORMATION TECHNOLOGY, INC.

By:
Name: Hsueh-Chu Lin
Title: President

By:  /s/ Steven D. Fel1ows
Name:  Steven D. Fellows
Title: Secretary



GARY D. MORGAN

                                                                    EXHIBIT A

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE PLEDGED HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED ORAN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

                        WARRANT TO PURCHASE COMMON STOCK

                                       Of

                      WORLD INFORMATION TECHNOLOGY; INC.

                           Void after July 31, 2008

This Warrant is issued August l, 2003 to Gary D. Morgan or his assigns with address at 6535-F Parkview Drive, Boca Raton, FL 33433 ("Holder") by World Information Technology, Inc" a Nevada corporation, with offices at 2300 West Sahara Avenue, Suite 500-C, Las Vegas, NV 89102 (the "Company"), on August 1, 2003 (the "Warrant Issue Date"). This Warrant is issued pursuant to that certain Employment Contract Agreement dated as of the Warrant Issue Date, a copy of which is .attached hereto as Attachment A (the "Agreement").

1. Purchase Shares. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company up to five hundred thousand (500,000) fully paid and nonassessable shares of Common Stock of the Company. The number of shares of Common Stock issuable pursuant to this Section 1 (the "Shares") shall be subject to adjustment pursuant to Sections 5 and 9 hereof.

2. Exercise Price. The purchase price for the Shares shall be $4.00, as adjusted from time to time pursuant to Section 9 hereof (the "Exercise Price").

3. Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the date five (5) days after the Warrant Issue Date and ending at 5:00 p.m. on July 31, 2008; provided, however, that in the event of (a) the closing of the Company's sale or transfer of all or substantially all of its assets, or (b) the closing of the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange of the outstanding shares of the Company's capital stock unless (i) the shareholders of the Company immediately prior to such transaction or series of related transactions are holders of a majority of the voting equity securities of the surviving or acquiring corporation immediately thereafter and (ii) each of such shareholders immediately prior to such transaction or series of related transactions holds the same pro rata share of such majority of the voting equity securities of the surviving or acquiring Corporation as each held of the Company immediately prior to such transaction or series of related transactions, this Warrant shall, on the date of such event, no longer be exercisable and become null and void. In the event of a proposed transaction of the kind described above, the Company shall notify the Holder at least twenty (20) days prior to the consummation of such event or transaction; provided, however, that the Holder shall in any event have at least forty (40) days after the Warrant Issue Date to exercise this Warrant. Notwithstanding the foregoing, in the event of the termination of the Employment Agreement between the Company and the Holder dated the date hereof
(i) as a result of a material breach of such agreements by the Holder or (ii) by the Holder without cause, this Warrant shall immediately upon such termination no longer be exercisable and become null and void.

4. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(a) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Election attached hereto, to the Secretary of the Company at its principal offices; and

(b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

5. Net Exercise. In lieu of exercising this Warrant pursuant to Section 4, the Holder may elect to receive, without the payment by the Holder of any consideration, shares of Common Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:


                                        Y (A - B)
                                    X = ---------
                                            A

Where: X = The number of shares of Common Stock to be issued to the Holder pursuant to this net exercise; y = The number of Shares in respect of which the net issue election is made; A = The fair market value of one share of the Common Stock at the time the net issue election is made; B = The Exercise Price (as adjusted to the date of the net issuance). For purposes of this Section 5, the fair market value of one share of Common Stock as of a particular date shall be determined as follows: (i) if traded on a securities exchange or through the Nasdaq Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the ten (10) day period ending three (3) days prior to the net exercise election ;or (ii) if traded over-the counter, the value shall be deemed to be the average of the closing sale prices over the twenty (20) day period ending three (3) days prior to the net exercise.

6. Representations and Warranties of Holder. The Holder hereby represents and warrants that:

(a) Authorization. The Holder has full power and authority to enter into this Warrant, and this Warrant constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) Purchase Entirely for Own Account. This Warrant is being issued to such Holder in reliance upon such Holder's representation to the Company, which by such Holder's execution of this Warrant such Holder hereby confirms, that this Warrant, the Common Stock to be received by such Holder upon exercise of this Warrant and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Warrant, such Holder further represents that such Holder does not have any contract; .undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

(c) Disclosure of Information. Such Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company.

(d) Investment Experience. Such Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, Holder also represents it has not been organized for the purpose of acquiring the Securities.

(e) Accredited Investor. Such Holder is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

(f) Restricted Securities. Such Holder understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a , transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, such Holder represents that It is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

(g) Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Holder further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 6, provided and to the extent this Section is then applicable, and:

(i) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(ii) (A) Such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such securities under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

{iii) Notwithstanding the provisions of Paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder (A) that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, or (B) to any entity that is controlled by, controls or is under common control with the Holder, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Holder hereunder.

(h) Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:(i) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."(ii) Any legend required by the laws of the State of Nevada, including any legend required by the Nevada Department of Corporations and Sections 417 and 418 of the Nevada Corporations Code.

7. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends. if applicable), and in any event within twenty (20) days of the delivery of the subscription notice. In case the holder shall exercise this Warrant with respect to less than all of the Shares that may be purchased under this

Warrant, the Company shall execute a new warrant in the form of this Warrant for the balance of such Shares and deliver such new warrant to the holder of this Warrant.

8. Issuance of Shares. The Company covenants that it will at all times keep available such number of authorized shares of its Common Stock, free from all preemptive rights with respect thereto, which will be sufficient to permit the exercise of this Warrant for the full number of Shares specified herein. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

9. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other 1ssuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock or Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the course of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Warrant Price, the Company shall promptly notify the holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

(d) No Impairment. The Company and the holder of this Warrant will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company or the holder of this Warrant, respectively, but will at all times in good faith assist in the carrying out of all the provisions of this Section 9 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Company and the holder of this Warrant against impairment.

10. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

11. No Shareholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 11 shall limit the right of the Holder to be provided the Notices required under this Warrant; provided further, however, the Company will afford to the Holder the right, upon advance notice, to meet periodically with the Company's chief financial officer during mutually agreeable business hours to discuss the Company's business and affairs.

12. Transfers of Warrant. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights (but only with all related obligations) hereunder are transferable in whole or in part by the Holder upon the prior written consent of the Company. The transfer shall be recorded on the books of the Company upon (i) the surrender of this Warrant, properly endorsed, to the Company at its principal offices, (ii) the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer and
(iii) such transferee's agreement in writing to be bound by and subject to the terms and conditions of this Warrant. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.

13. Successors and Assigns. The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns.

14. Registration Rights. If, at any time, the Company proposes to prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement covering equity or debt securities of the Company, or any such securities of the Company held by its shareholders (In any such case, other than in connection with a merger, acquisition, a Form S-8 or successor form) it
will give written notice of its intention to do so by registered mail ("Notice"), at least ten (10) days prior to the filing of each such Registration Statement, to the holder of the Registerable Securities. Upon the written request of the Holder (a "Requesting Holder"), made within ten (10) days after receipt of the Notice, that the Company include any of the Requesting Holder's Registerable Securities in the proposed Registration Statement, the Company shall use its best efforts to effect the registration under the Securities Act of the Registrable Securities which it has been so requested to register ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to the Holder. Within 30 days of this Warrant being exercised in it's entirety, the Company shall file a Form S-8 or successor form to register the common shares underlying this warrant.

15. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any Shares purchased under this Warrant at the time outstanding (including securities into which such Shares have been converted), each future holder of all such Shares, and the Company.

16. Notices. All notices required under this Warrant and shall be deemed to have been given or made for all purposes (i) upon personal delivery (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one (1) business day after being sent, when sent by professional overnight courier service, or (iv) five (5) days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

17. Attorneys' Fees. If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

18. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

19. Governing Law. This Warrant shall be governed by the laws of the State of Nevada as applied to agreements among Nevada residents made and to be performed entirely within the State of Nevada.

20. Survival. The warranties, representations and covenants contained in or made pursuant to this Warrant shall survive the execution, delivery and exercise, if any, of this Warrant.

21. Registration.   When requested by the Holder, the Company will register
this Warrant and the underlying Shares in an S-8 Registration Statement.

IN WITNESS WHEREOF the parties hereto have caused this Warrant to be executed by an officer thereunto duly authorized.


World Information Technology, Inc.
"Company"

By:
    --------------------------------------
Hsu-Chu Lin, President and Sole Director

By:  /s/ Steven D. Fellows
    ----------------------
         Steven Fellows, Secretary

"Holder"

/s/ Gary Morgan
---------------
  Gary Morgan

                                    NOTICE OF EXERCISE

To: World Information Technology, Inc.

The undersigned hereby elects to [check applicable subsection]:

_______(a) Purchase_______________shares of Common Stock of World Information Technology, Inc.; pursuant to the terms of the attached Warrant and payment of the Exercise Price per share required. under such Warrant accompanies this notice; OR

_______(b) Exercise the attached Warrant for [all of the shares] [_________of the shares] [cross out inapplicable phrase] purchasable under the Warrant pursuant to the net exercise provisions of Section 5 of such Warrant. The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

WARRANTHOLDER:  Gary D. Morgan

By:
  ------------------------------------
                 [NAME]

Address:------------------------------

        ------------------------------

Date: ____________

Name in which shares should be registered:


-----------------------------------------

                                                                 EXHIBIT B

                        CONVERTIBLE NOTE AGREEMENT

This Convertible Note Agreement ("Agreement"), dated as of [     ] 200[ ] (the
"Effective Date"), between World Information Technology, Inc., a Nevada corporation, having an address at 2300 West Sahara Avenue, Suite 500-C, Las Vegas, NV 89102 (the "Company") and Gary D. Morgan with offices at 6535-F Parkview Drive, Boca Raton, FL 33433 ("Note Holder").

                                   RECITAL

The Note Holder is owed the amount of $[    ] (the "Sum") by the Company and
the Company is entering into this Agreement in order to provide incentive to the Note Holder to defer payment of the Sum as herein provided. The Sum is an obligation owed by the Company to the Note Holder pursuant to an employment agreement, dated as of July 24, 2003 ("Employment Agreement") between the parties. Hereafter there may be additional obligations of the Company to the Note Holder pursuant the Employment Agreement and such obligations will be evidenced by an agreement in the form as this. Agreement (collectively the "Obligations"), which Obligations shall be evidenced by one or more Convertible Promissory Notes ("Notes"), substantially in the form attached hereto as Exhibit A, all pursuant to the terms and conditions described in this Agreement.

NOW, THEREFORE, in consideration of the premises and for good and valuable consideration the receipt of which is acknowledged, the parties agree as follows:

I.  The Note

A. The above recital is true, correct and incorporated herein by reference.

B. The Company shall issue to the Note Holder the Note substantially in the form set forth in Exhibit A, subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties contained in this Agreement. The Note will be dated the date hereof and will mature on [ ,] 200[ ] (the "Maturity Date"), unless terminated earlier pursuant to the terms and conditions of this Agreement.

C. The Note shall bear interest on the unpaid principal amount at the rate of six percent (6%) per year, payable on the Maturity Date. To the extent that any Obligations, in whole or in part, is outstanding at any time after the Maturity Date, the interest rate shall be at the rate of twelve percent (12.0%) per year. For the purposes of calculating interest for any period for which the interest shall be payable, such interest shall be calculated on the basis of a thirty (30) day month and a three hundred sixty (360) day year.

D. The Company will promptly and punctually pay to Note Holder or his nominee or designee the principal and interest on the Note without presentment of the Notes. In the event the

Note Holder shall sell or transfer the Note, the Note Holder shall notify the Company of the name and address of the transferee. In the event the Company defaults on any installment of interest or principal on the Note given pursuant to this Agreement or in connection with any of the Obligations, then the Note Holder may, at such Note Holder's option, without notice, declare the entire principal and the interest accrued under each Note immediately due and payable and may proceed to enforce the collection thereof or may elect to convert the whole or any portion of same into common stock of the Company at $4.00 per share or 50% of the closing bid price on the Common Stock of the Company on the conversion date, whichever is lowest share price yielding the most conversion shares, subject to adjustment as provided in Section V hereof.

II.  Representations and Warranties by the Company

A. The Company (i) is a corporation existing in good standing under the laws of the State of Nevada and (ii) has the corporate power to own property and to carry on in the business as it is now being conducted.

B. The Company has timely made all filings required of it by the Securities Exchange Commission ("SEC") since its incorporation, which are a part of its public record. All of such filings are complete and accurate and contain all material facts and do not omit any such facts or matters and will continue to ..do so during the period which any Note is outstanding.

C. There is no action or proceeding pending or to the Company's knowledge, threatened against the Company before any court or administrative agency, the determination of which might result in any material adverse change in the business of the Company.

D. The Company has good and clear title to all of its properties and assets including the properties and assets reflected on its financial statements filed with the SEC and which assets and properties (are all of its assets and properties of any kind and nature and the values thereof are on such statements and are reflected at the lower of cost or market and net of all appropriate doubtful accounts or reserves) are not subject to any liens, mortgages, encumbrances or charges.

E. The Company is not a party to any contract or agreement or subject to any restriction which materially and adversely affects its business, property, assets, or financial condition, and neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated herein, nor the fulfillment of the terms hereof, nor the compliance with the terms and provisions hereof and of the Note will conflict with or result in the breach of the terms, conditions or provisions or constitute a default, under the Articles of Incorporation or of any Agreement or instrument to which the Company is now a party or upon conversion of the Note pursuant to the conversion privileges hereinafter stated .

F. The Company has not declared, set aside, paid or made any dividend or other distributions with respect to its capital stock and has not made or caused to be made directly or indirectly any payment or other distribution of any nature whatsoever to any of the Note Holders of its capital {and will not make any while the Note is outstanding) stock except for regular salary payments for services rendered and the reimbursement of business expenses.

G. All of the equipment and other tangible assets of the Company, if any, are in good condition and repair.

H. The Company owns or possesses adequate licenses or other rights to use all patents, trademarks, trade names, trade secrets, and copyrights used in its business. No one has asserted to the Company that its operations infringe on the patents, trademarks, trade secrets or other rights utilized in the operation of its business.

I. The Company shall reserve such number of shares of its common stock as may, from time to time, be the maximum number of shares issuable, assuming conversion of all the Notes into fully paid and non-assessable shares of restricted Company common stock ("Conversion Stock"), as contemplated herein.

III.  Representations and Warranties by the Note Holder

The Note Holder represents and warrants to the Company that:

A. The Note Holder is subscribing for the Note for investment purposes and not with the view to or for sale in connection with any distribution thereof and that he has no present intent to sell, give or otherwise transfer the Note. Upon conversion of the Note, the Conversion Stock will be received by the Note Holder for investment purposes for its own account, and not with the view to, or for resale in connection with, any distribution thereof. Note Holder understands that the Conversion Stock will not been registered under the Securities Act of 1933, as amended (" Act"), or under the securities laws of various states, by reason of a specified exemption from the registration provisions thereunder.

B. The Note Holder is a resident of the State of Florida.

C. The Note Holder understands that investing in the Note is a highly speculative investment.

D.  The Note Holder is a sophisticated investor.

E. The Note Holder shall hold the Conversion Stock indefinitely unless such shares are subsequently registered under the Act and under applicable state securities laws or an exemption from such registration .is available. Note Holder has been advised or is aware of the provisions of Rule 144 promulgated under the Act which permits limited resale of the securities purchased in a private placement subject to the satisfaction of certain conditions including, among other things, the availability of certain current public information about Company and compliance with applicable requirements regarding the holding period and the amount of securities to be sold and the manner of sale.

F. The Note Holder represents he is an " Accredited Investor" as the term is defined in Rule 501(a) of Regulation D under the Act.

IV.  Prepayment of the Notes

A. If the common stock of the Company which is traded on a "Principal Market" closes at less than $1.00 per share for twenty consecutive trading days, the Company shall have the right to make prepayment in full of the principal of the Notes at any time on ten (10) business days prior written notice to the Note Holder. Such prepayment shall be accompanied by a payment of all accrued interest to date. There shall be no premium for the amount so prepaid. Upon such notice the Note Holder may elect to convert the Note as herein provided.
B. Principal Market" means the Nasdaq National Market, the Nasdaq Small Cap Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

V.  Conversion.

A. The Note Holder of the Note at any time prior to, on, or after if the Company is in default in payment after default) or upon receipt by the Note Holder if notice of prepayment shall have been given, at any time up to the close of business on the third business day prior to the day fixed for prepayment but not thereafter, may convert the Notes in whole or in part into as many shares of Conversion Stock as the principal amount of and interest on the Note at $4.00 per share or 50% of the closing bid price on the conversion date, whichever is the lowest share price yielding the most conversion shares, subject to adjustment as herein provided (as elected by the Note Holder). If the Notes shall be converted in part, the Company shall, without charge to the Note Holder execute and deliver to the Note Holder a new Note for the balance of the principal amount plus accrued interest so converted. If the Company shall sell any securities at a price per share less than $4.00 per share or 50% of the closing bid price on the date of issuance (if less than $4.00 per share), the conversion price under the Notes shall be automatically adjusted to such price.

B. In the event the Company shall at any time divide its outstanding shares of Common Stock into a greater number of shares, the conversion price in effect immediately prior to such subdivision should be proportionately reduced, and, conversely, in the case of outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the actual conversion price in effect immediately prior to such combination shall be proportionately increased.

C. In the event the Company shall declare a dividend or make a distribution of any securities of the Company payable in Common Stock or in convertible securities, the aggregate maximum number of shares of Common Stock available for issue in payment of such dividend or distribution, or upon conversion of or in exchange for such convertible securities available for issue in payment of such dividend or distribution, shall be deemed to have been issued or sold without consideration. This shall result in a reduction of the conversion price of the Note as provided in the last sentence of A above.

D. No fractional share of Common Stock shall be issued upon conversion of any of the Notes. If any Holder of the Notes shall have converted all the Notes held by him other than a principal amount so small that less than a whole share of Common Stock would be available for issue upon conversion thereof, the Company may elect to prepay such balance, with interest accrued thereon to the date fixed for prepayment, or leave the same outstanding until the maturity of the Note.

E. Any reclassification or change of outstanding shares of Common Stock available for issue upon conversion of the Notes (other than a change in stated value or from no par to par value) or in the case of any consolidation or merger of the Company with any other corporation, or in the case of the sale and conveyance to another corporation or person of the property of the Company in its entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made that each Holder of the Notes then outstanding shall have the right thereafter to convert the Notes into the kind and amount of shares of Stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a Holder of the number of shares of Common Stock in the Company into which such Notes might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. In the event of a change of control of the Company, it shall have the right, at its option, to convert any or all of the Notes, pursuant to the terms and conditions of this agreement.

VI.  Covenants

The Company covenants that so long as the Obligations under the Note remain outstanding, the Company will cause its Common Stock {inclusive of the shares of common stock into which a Note is convertible) to continue to be registered under the Act, will use its reasonable efforts to comply in all respects with its reporting and filing obligations under the Securities Exchange Act ("Exchange Act"), and will not take any action or file any document (whether or not permitted by securities law of the United States or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing Obligations under the Act or the Exchange Act.

If, at any time, the Company proposes to prepare and file with the SEC a registration statement covering equity or debt securities of the Company, or any such securities of the Company held by its shareholders, it will give written notice of its intention to do so by registered mail ("Notice"), at least thirty (30) days prior to the filing of each such Registration Statement, to the Note Holder. Upon the written request of Note Holder made within twenty
(20) days after receipt of the Notice, that the Company include any of the Note Holder's shares converted from this Note in the proposed Registration Statement, the Company shall use its best efforts to effect the registration under the Act of the Note and underlying shares which it has been so requested to register ("Piggyback Registration") by the Note Holder, at the Company's sole cost and expense and at no cost or expense to the Note Holder.

The Company agrees that it will, at the request of the Note Holder, effect a registration statement with respect to any of the Notes and the underlying shares, pursuant to an effective registration statement under the Securities Act of 1933 {as now in effect or as hereafter amended) pursuant to a registration statement of Form S-4 or Form S-8 or any successor or similar form.

VII. Event of Default

A. The occurrence or breach of any of the events or conditions contained in this Section VII of this Agreement shall constitute an event of default under this Agreement and under each other agreement signed by the Company with respect to the Obligations under this Agreement or such other agreement. The Note Holder may give written notice of such breach and if the Company shall within ten (10) days after receipt of such written notice have failed to correct such occurrence or condition, then the Note Holder may, at its option and without notice, declare the entire principal and interest accrued thereon immediately due and payable and may proceed with collection.

B. If the Company has made a misrepresentation in connection with this Agreement or with the transactions contemplated by this Agreement, or if the Company makes an assignment for the benefit of creditors, or a trustee or receiver is appointed for the Company; or if any proceeding involving the Company is commenced by or against the Company under any bankruptcy, reorganization, arrangement, insolvency, statute or law, such event shall be deemed a default which will immediately entitled the Note Holder, at its option and without notice, to declare the entire amount of interest accrued thereon immediately due and payable and proceed to enforce the collection thereof.

C. In case of default in the payment of any installment or principal, the Note Holder may, at its option and without notice, declare the entire principal and the interest accrued thereon immediately due and payable and may proceed to enforce the collection thereof.

VIII. Securities Matters

A. The Note Holder is aware that no federal or state or other agency has passed upon or made any finding or determination concerning the fairness of the transactions contemplated by this Agreement or the adequacy of the disclosure of the exhibits and schedules hereto. The Note Holder understands and acknowledges that neither the Internal Revenue Service nor any other tax authority has been asked to rule on nor has it ruled on the tax consequences of the transactions contemplated hereby.

The Note Holder understands that all certificates for the Conversion Stock shall bear a legend in substantially the following form:

"THESE SECURITIES HA VE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LA WS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS."

IX. Miscellaneous

A. Any and all notices, approval or other communications to be sent to the parties shall be deemed validly and properly given if made in writing and delivered, by hand or by registered or certified mail, return receipt requested to the addresses set forth in the first paragraph of this Agreement or to such other address as either party, gives to the other in-writing,

B. This Agreement may not be modified, amended or terminated except by written agreement executed by all the parties hereto.

C. The waiver of any breach or default hereunder shall not be considered valid unless in writing and signed by the party giving such notice and no waiver shall be deemed a waiver of any subsequent breach or default of same.

D. The paragraph headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of such.

E. The validity, constructional interpretation and enforceability of this Agreement and the Note executed pursuant to this Agreement shall be determined and governed by the laws of the State of New York without regard to conflict of law principles. Any action or proceeding with respect to this Agreement or the Note shall be brought exclusively in the Federal or State Courts of New York City, New York and each party waives the right to contest the jurisdiction or venue of any of such cowls or to claim it is an inconvenient forum.

F. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

G. This Agreement may be executed in one or more counterparts, each of which shall be deemed and original.

H. Any notice required or permitted hereunder shall be in writing and delivered personally or to the address of the party set forth under its signature or to such other address or party which one party gives notice to the other.

WORLD INFORMATION TECHNOLOGY, INC.

By:  /s/ Hsueh-Chu Lin
    -------------------
Name: Hsueh-Chu Lin
Its: President


By:
   --------------------
Name: Steven Fellows
Its: Secretary


-----------------------
Gary D. Morgan

                                                     EXHIBIT A TO CONVERTIBLE
                                                               NOTE AGREEMENT

                  Form of Convertible Promissory Note

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS CONVERTIBLE PROMISSORY NOTE NOR ANY INTEREST THEREIN INCLUDING THE SHARES OF COMMON STOCK INTO WHICH THIS NOTE IS CONVERTIBLE) MAY BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS THIS CONVERTIBLE PROMISSORY NOTE IS FIRST REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND/OR QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR UNTIL THE COMP ANY SHALL HA VE RECEIVED AN OPINION OF LEGAL COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS CONVERTIBLE PROMISSORY NOTE MAY LAWFULLY BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRA TION AND/OR QUALIFICATION IN RELIANCE UPON AN APPLICABLE EXEMPTION .

WORLD INFORMATION TECHOLOGY, INC. CONVERTIBLE PROMISSORY NOTE Interest Rate: 6% per year through Maturity Date 12% per year following Maturity Date Convertible into shares of Restricted Common Stock of World Information Technology, Inc. at $4.00 per share or 50% of the closing bid price on the conversion date whichever is the lowest share price yielding the most conversion shares, subject to adjustment

                                                        Amount: $____________
Las Vegas, Nevada
                                                         Dated: _________, 200

For value received, WORLD INFORMATION TECHNOLOGY INC., a Nevada corporation with address at 2300 West Sahara Avenue, Suite 500-C, Las Vegas, NV 89102 {"Company"), promises to pay to the order Gary D. Morgan ("Payee"), at his office at 6535-F Parkview Drive, Boca Raton, FL 33433 (the "Office") or such other place therein designated in writing by the Note Holder the principal amount of Dollars ($__________) (the "Obligations") on [ ] ("Maturity Date"), together with interest from the date hereof as described below.

This Convertible Promissory Note ("Note") is issued pursuant to a Convertible Note Agreement (the "Agreement") between the Company and the Payee, dated [ ].

This Note is subject to the following terms and conditions:

1.  Principal and Interest Payments.

a. This Note bears interest from the date hereof, on the unpaid principal balance, at a rate per annum of (i) six percent (6%) through [200 ] (the "Maturity Date") and (ii) twelve percent{l2%) from the Maturity Date until such time as the Obligations shall be paid or satisfied in full, which will accrue daily from the date of this Note and be payable on the Maturity Date ( or until paid in full) , which interest payments may be made in the form of cash, shares of the Company's common stock $4.00 per share or 50% of the closing bid price on the conversion date, whichever is the lowest share price yielding the most conversion shares, subject to adjustment ("Common Stock") or a combination of cash and shares, as elected, in its sole discretion by the Payee

b. The entire unpaid principal, together with any accrued but unpaid interest, shall be due and payable in full on the Maturity Date.

c. All computations of interest made or called for herein shall be made on the basis of a 360-day year for the actual number of days elapsed.

d. All payments due on this Note shall be applied first to accrued interest, and second, to any remainder in payment of principal.

e. Except as otherwise provided in this Note, all payments of principal and interest on this Note shall be paid in the legal currency of the United States of America.

2. Optional Prepayments.

a. So long as the Common Stock of the Company is traded on a principal Market at 1ess than $1.00 per share for twenty (20) consecutive trading days, the Company shall have the right to prepay the Note in full, inclusive of accrued interest on ten (10) business days prior written notice to the Note Holder. Upon any such notice the Note Holder may elect to convert the Note herein provided.

b. "Principal Market" means the Nasdaq National Market, the Nasdaq Small Cap Market, the OTC Bulletin Board, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Stock. As of the date of this Agreement, the OTC Bulletin Board Market is the Principal Market.

3. Conversion of Note.

a. At any time from the date hereof up to and including the Maturity Date, or if there is a default hereunder, at the election of the Payee at any time within three months thereafter or, at any time up to the close of business on the third business day prior to the day fixed for prepayment but not thereafter, may convert the Note in whole or in part into as many fully paid and non-assessable shares of Common Stock as the principal amount plus accrued interest of the Note on a one share of Stock for $4.00 per share or 50% of the closing bid price on the conversion date, whichever is the lowest share price yielding the most conversion shares, subject to adjustment {as herein provided), of principal and accrued interest. If the Note shall be converted in part, the Company shall, without charge to the Note Holder execute and deliver to the Payee a new Note for the balance of the principal amount and interest not so converted. Attached to this Note as Exhibit A are the Instructions to convert the Note that could be used by Payee if he wants to exercise his conversion rights under the Note.

b. On conversion of the Note, all accrued and unpaid interest on the principal amount converted shall be paid to the Payee by the Company in Common Stock on a one share of Common Stock for $4.00 per share or 50% of the closing bid price on the conversion date, whichever is the lowest share price yielding the most conversion shares, subject to adjustment, to the extent elected by the Payee.

c. No fractional share of Common Stock shall be issued upon conversion of any of the Notes. If the Payee shall have converted the Note held by him other than a principal amount so small that less than a whole share of Common Stock would be available for issue upon conversion thereof, the Company may elect to prepay such balance, with interest accrued thereon to the date fixed for prepayment.

Adjustment to Applicable Conversion Rate.

d. Adjustment for Stock Splits and Subdivisions. In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Stock or the determination of holders of Stock entitled to receive a dividend or other distribution payable in additional shares of Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Stock (hereinafter referred to as " Stock Equivalents") without payment of any consideration by such holder for the additional shares of Stock Equivalents (including the additional shares of Stock issuable upon conversion or exercise thereof), then, as of such record date ( or the date of such dividend distribution, split or subdivision if not record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

e. Adjustments for Reverse Stock Splits. If the numbers of shares of Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Stock, then, following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

f. Adjustments for Issuance of Securities Below a Certain Price. If the Company shall sell any securities at a price per share less than $4.00 per share or 50% of the closing bid price on the date of issuance (if less than $4.00 per share) the conversion price hereunder shall be automatically adjusted to such price.

4. Place of Payment. Payment shall be made to Payee at Office or at such other place as Payee may designate in writing to the Company.

5. Default.

a. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

i. Failure of Company to pay the principal and any accrued interest in full on the Maturity Date of this Note (or any other promissory note issued by the Company to the Payee) and the continuation of such failure for ten (10) business days after receipt by Company of notice of such failure and demand for payment; or

ii. Company's consent to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or Company's admittance in writing of its inability to pay its debts generally as they become due, or Company's general assignment for the benefit of creditors, or Company's filing of a voluntary petition in bankruptcy, or a voluntary petition or answer seeking reorganization in a proceeding under any bankruptcy law (as now or hereafter in effect), or the filing against the Company of a petition, answer or' consent, seeking relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization or winding up of corporations, or Company, fails to discharge within ninety (90) days any involuntary petition in bankruptcy filed against it or if it is adjudicated a bankrupt.

iii.  Any event of default described in Section VII of the Agreement.

b. Upon the occurrence of any Event of Default, all amounts due under this Note, including the unpaid balance of principal and interest hereof, shall become immediately due and payable at the option of Payee, without demand or notice whatsoever, and Payee may immediately and without demand exercise any of Payee's rights and remedies granted herein, under applicable law, or which Payee may otherwise have against Company or otherwise at law or equity.

6. Assignment, The rights and Obligations of the Company and the Payee of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. The Company may not endorse, negotiate, transfer or assign (collectively, "transfer") this Note or the Company's rights hereunder without the prior written consent of the Payee. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if telegraphed or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth at the outset hereof. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail or telegraphed in the manner set forth above and shall be deemed to have been received when delivered.

7. No Shareholder Rights. Nothing contained in this Note shall be construed as conferring upon the Payee or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends or other distributions shall be payable or accrued in respect of this Note or the interest represented hereby or the Conversion Shares obtainable hereunder until, and only to the extent that, this Note shall have been converted into Common Stock (and then only to the extent of the conversion of this Note).

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles. Any disputes with respect to the interpretation of this Note or the rights and obligations of the parties shall be exclusively brought in the Unites States District Court for the Southern District of New York or if such court lacks subject matter jurisdiction in the Supreme Court of the State of New York, County of New York Each of the Company and the Payee waives the right to contest the jurisdiction or venue of either of such courts or to claim its is an inconvenient forum.

9. WAIVER OF JURY TRIAL. THE COMPANY, BY EXECUTION HEREOF, AND THE PAYEE, BY ACCEPTANCE HEREOF, MUTUALLY AND WILLINGLY WAIVE THE RIGHT TO A TRIAL BY JURY OF ANY AND ALL CLAIMS MADE BETWEEN THEM WHETHER NOW EXISTING OR ARISING IN THE FUTURE, INCLUDING WITHOUT LIMIT ATION, ANY AND ALL CLAIMS, DEFENSES, COUNTERCLAIMS, CROSS CLAIMS, THIRD PARTY CLAIMS AND INTERVENER'S CLAIMS WHETHER ARISING FROM OR RELATED TO THE NEGOTIATION, EXECUTION AND PERFORMANCE OF THE TRANSACTIONS TO WHICH THIS NOTE RELATES.


                 THE REMAINDER OF THIS PAGE LEFT INTENTIONALL BLANK

IN WITNESS WHEREOF, the Company has caused this Note to be executed on the day and year first above written.

WORLD INFORMA TIONTECHNOLOGY INC.

By:
Name: Hsueh-Chu Lin
Its: President

By:  /s/ Steven Fellows
     ------------------
Name: Steven Fellows
Its: Secretary

                                                      EXHIBIT A TO THE NOTE

                            INSTRUCTIONS TO CONVERT

The undersigned hereby surrenders the attached Convertible Promissory Note dated ______________ and due on (the "Note") of World Information Technology, Inc, a Nevada corporation ("Company"), in the principal amount of $____________ for conversion into shares of Company's restricted Common Stock ("Common Stock") in accordance with Section 3 of the Note relating to voluntary conversion, as noted below. Such Note was issued pursuant to that certain Convertible Note Agreement dated ____________, 2003 with the Company {the "Note Agreement"). The undersigned represents that he/she/it is the beneficial owner and Payee of record of the Note, and that no other person has any lien, security interest or interest of any kind in the Note and that he/she/it has full and legal right to surrender the Note for conversion. The undersigned further reaffirm as to the shares of Common Stock to be issued to the undersigned pursuant to these instructions the representations and warranties made by the undersigned set forth in Note the Agreement.

( ) The Undersigned elects to convert the full outstanding principal and
accrued interest on the Note:   $____________, which equals a conversion of
$__________.

( ) The Undersigned elects to convert the Note in part equal to a principal amount of
$___________and accrued interest of $______________, which equals a conversion of $_____________. An identical Note shall be reissued for the amount of remaining principal plus accrued interest.

Dated this ________day of ___________, ________.

In the presence of:

----------------------------------
Witness

                                          ---------------------------------
                                                Signature of Payee

                                                                 EXHIBIT C

                               INDEMNITY AGREEMENT

This INDEMNITY AGREEMENT made and entered into as of this [     ] day of July
2003 by and between World Information Technology Inc., a Nevada corporation (the "Company") and Gary D. Morgan (the "Indemnified Party");

WHEREAS, highly competent persons are becoming more reluctant to serve or to continue serving corporations as directors, officers, employees, agents or in other capacities unless they are provided with adequate protection through insurance and indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such corporations; and

WHEREAS, the Board of Directors of the Company has determined that the inability to attract and retain such persons is detrimental to the best interests of the Company's stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future; and

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

WHEREAS, the Indemnified Party is willing to serve, continue to serve and take on additional service for or on behalf of the Company on the condition that the Indemnified Party be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and the Indemnified Party do hereby covenant and agree as follows:

SECTION 1. Indemnification. The Company shall indemnify the Indemnified Party to the fullest extent permitted by the laws of the State of Nevada in effect on the date hereof or as such laws may from time to time be amended. Without diminishing the scope of the indemnification provided by this Section 1, the rights of indemnification of the Indemnified Party provided hereunder shall include but shall not be limited to those rights hereinafter set forth, except that no indemnification shall be paid to the Indemnified Party:

(a) on account of any suit in which judgment is rendered against the Indemnified Party for an accounting of profits made from the purchase or sale by the Indemnified Party of securities of the Company pursuant to the provisions of Section l6(b) of the

Securities and Exchange Act of 1934, as amended from time to time, or similar provisions of any federal, state or local statutory law;

(b) on account of the Indemnified Party's conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct;

(c) to the extent expressly prohibited by applicable law;

(d) for which payment is actually made to the Indemnified party under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement; or

(e) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful ( and in this respect, both the Company and the Indemnified Party have been advised that the U.S. Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to the appropriate court for adjudication).

The Indemnified Party shall be entitled to the indemnification rights provided in this Section if the Indemnified Party is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative of investigative in nature, other than an action by or in the right of the Company, by reason of the fact that the Indemnified Party is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of any other entity or enterprise, including, but not limited to, another corporation, partnership, joint venture or trust or service with respect to employee benefit plans, or by reason of anything done or not done by the Indemnified Party in any such capacity . Pursuant to this Section, the Indemnified Party shall be indemnified against all expenses, (including attorney's fees and excise taxes or penalties under the Employee Retirement Security Act of 1974, as amended) costs, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnified Party in connection with such action, suit or proceeding (including, but not limited to, the investigation, defense or appeal thereof), if the Indemnified Party acted in good faith and in a manner the Indemnified Party reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnified Party's conduct was unlawful.

SECTION 3. Actions by or in the Right of the Company. The Indemnified Party shall be entitled to the indemnification rights provided in this Section if the Indemnified Party is a person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding brought by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnified Party is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another entity or enterprise, including, but not limited to, another corporation, partnership, joint venture or trust or service with respect to employee benefit plans, or by reason of anything done or not done by the Indemnified Party in any such capacity. Pursuant to this Section, the Indemnified Party shall be indemnified against all expenses (including attorney's fees and excise taxes or penalties under the Employee Retirement Security Act of 1974, as amended), costs and amounts paid in settlement actually and reasonably incurred by the Indemnified Party in connection with such action, suit or proceeding (including, but not limited to, the investigation, defense or appeal thereof) if the Indemnified Party acted in good faith and in a manner the Indemnified Party reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no such indemnification shall be made in respect of any claim, issue, or matter as to which applicable law expressly prohibits such indemnification by reason of any adjudication of liability of the Indemnified Party to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnified Party is fairly and reasonably entitled to indemnity for such expenses, costs and amounts paid in settlement which such court shall deem proper.

SECTION 4. Indemnification for Costs. Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Agreement, to the extent that the Indemnified Party has served as a witness on behalf of the Company or has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 2 and 3 hereof, or in defense of any claim, issue or matter therein, including, without limitation, the dismissal of any action without prejudice, the Indemnified Party shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by the Indemnified Party in connection therewith.

SECTION 5. Partial Indemnification. If the Indemnified Party is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses (including attorneys' fees), costs, judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnified Party in connection with the investigation, defense, appeal or settlement of such suit, action, investigation or proceeding described in
Section 2 or 3 hereof, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnified Party for the portion of such expenses (including attorneys' fees), costs, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnified Party to which the Indemnified Party is entitled.

SECTION 6. Presumptions and Effect of Certain Proceedings. The Secretary of the Company shall, promptly upon receipt of the Indemnified Party's request for indemnification, advise in writing the Board of Directors that the Indemnified Party has made such request for indemnification. Upon making such request for indemnification, the Indemnified Party shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in the making of any determination contrary to such presumption. If the Board of Directors shall have failed to make the requested indemnification within 20 days after receipt by the Company of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnified Party shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification. The termination of any action, suit, investigation or proceeding described in Section 2 or 3 hereof by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (a) create a presumption that the Indemnified party did not act in good faith and in a manner which the Indemnified Party reasonably believed to be in or not opposed to the best Interests of the Company, and, with respect to any criminal action or proceeding, that the Indemnified Party had reasonable cause to believe that the Indemnified Party's conduct was unlawful; or (b) otherwise adversely affect the rights of the Indemnified Party to indemnification except as may be provided herein.

SECTION 7. Advancement of Expenses and Costs. All reasonable expenses and costs incurred by the Indemnified Party (including attorneys' fees, retainers and advances of disbursements required of the Indemnified Party) shall be paid by the Company in advance of the final disposition of such action, suit or proceeding at the request of the Indemnified Party within twenty days after the receipt by the Company of a statement or statements from the Indemnified Party requesting such advance or advances from time to time. The Indemnified Party's entitlement to such expenses shall include those incurred in connection with any proceeding by the Indemnified Party seeking an adjudication or award in arbitration pursuant to this Agreement. Such statement or statements shall reasonably evidence the expenses and costs incurred by the Indemnified Party in connection therewith and shall include or be accompanied by an undertaking by or on behalf of the Indemnified Party to repay such amount if it is ultimately determined that the Indemnified Party is not entitled to be indemnified against such expenses and costs by the Company as provided by this Agreement
Indemnify or to Advance Expenses. In the event that a determination is made that the Indemnified Party is not entitled to indemnification hereunder or if payment has not been timely made following a determination of entitlement to indemnification pursuant to Section 6, or if expenses are not advanced pursuant to Section 7, the Indemnified Party shall be entitled to a final adjudication in any appropriate court of the State of Nevada or any other court of competent jurisdiction of the Indemnified Party's entitlement to such indemnification or advance. Alternatively, the Indemnified Party at the Indemnified Party's option may seek an award in arbitration to be conducted by a single arbitrator in New York City, New York pursuant to the rules of the American Arbitration Association, such award to be made within sixty days following the filing of the demand for arbitration. The Company shall not oppose the Indemnified Party's right to seek any such adjudication or award in arbitration or any other claim. Such judicial proceeding or arbitration shall be made de novo and the Indemnified Party shall not be prejudiced by reason of a determination (if so made) that the Indemnified Party is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Section 6 hereof that the Indemnified Party is entitled to indemnification, the Company shall be bound by such detem1ination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. The Company further agrees to stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court or arbitrator shall determine that the Indemnified Party is entitled to any indemnification hereunder, the Company shall pay all reasonable expenses (including attorneys' fees) and costs actually incurred by the Indemnified Party in connection with such adjudication or award in arbitration (including, but not limited to, any appellant proceedings ).

SECTION 9. Notification and Defense of Claim. Promptly after receipt by the Indemnified Party of notice of the commencement of any action, suit or proceeding, the Indemnified Party will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof; but the omission to so notify the Company will not relieve it from any liability that it may have to the Indemnified
Party otherwise than under this Agreement. Notwithstanding any other provision of this Agreement, with respect to any such action, suit or proceeding as to which the Indemnified Party notifies the Company of the commencement thereof:

(a) The Company will be entitled to participate therein at its own expense; and

(b) except as otherwise provided in this Section 9(b), to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party. After notice from the Company to the Indemnified Party of its election to so assume the defense thereof, the Company shall not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below; provided the Company assumes the defense with diligence and continuity. The Indemnified party shall have the right to employ the Indemnified Party's own counsel in such action, suit or proceeding, but the fees and expense of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnified Party unless (i) the employment of counsel by the Indemnified Party has been authorized by the Company, (ii) the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnified Party in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which the Indemnified Party shall have made the conclusion provided for in
(ii) above.

(c) The Company shall not be liable to indemnify the Indemnified party under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner that would impose any monetary obligation, penalty or limitation on the Indemnified Party without the Indemnified Party's written consent. Neither the Company nor the Indemnified Party will unreasonably withhold their consent to any proposed settlement.

SECTION 10. Other Rights to Indemnification. The indemnification and advancement of expenses (including attorneys' fees) and costs provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnified Party may now or in the future be entitled under any provision of the bylaws or Certificate of Incorporation of the Company ~ any agreement, any vote of stockholders or Disinterested Directors, any provision of law or otherwise. For purposes of this Section 10 "Disinterested Director" shall mean a director of the Company who is not or was not a party to the action, suit, investigation or proceeding in respect of which indemnification is being sought by the Indemnified Party.

SECTION 11. Attorneys' Fees and Other Expenses to Enforce Agreement. In the event that the Indemnified Party is subject to or intervenes in any proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce the Indemnified Party's rights under, or to recover damages for breach of, this Agreement, the Indemnified Party, if the Indemnified Party prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against any actual expenses for attorneys' fees and disbursements reasonably incurred by the Indemnified Party.

SECTIQN 12. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) ten years after the Indemnified Party has ceased to occupy any of the positions or have any relationships described in Sections 2 and 3 of this Agreement; and (b) the final termination of all pending or threatened actions, suits, proceedings or investigations to which the Indemnified Party may be subject by reason of the fact that the Indemnified Party is or was a director, officer, employee, agent or fiduciary of the Company or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of any other entity or enterprise, including, but not limited to, another corporation, partnership, joint venture or trustor by reason of anything done or not done by the Indemnified Party in any such capacity. The indemnification provided under this Agreement shall continue as to the Indemnified Party even though the Indemnified Party may have ceased to be a director, officer, employee, agent or fiduciary of the Company. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnified Party and the Indemnified Party's spouse, assigns, heirs, devises, executors, administrators or other legal representatives. Nothing in this Agreement shall confer upon the Indemnified Party the right to continue in the employment of the Company or affect the right of the Company to tem1inate the

Indemnified Party's employment at any time in the sole discretion of the Company, with or without cause.

SECTION 13. Severability. If any provision or provisions of this Agreement shall be held invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifest by the provision held invalid, illegal or unenforceable.

SECTION 14. Counterparts; This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

SECTION 15. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

SECTION 16. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

SECTION 17. Notices. All notices, requests, demands or other communications hereunder, shall be in writing and shall be deemed to have been duly given if
(i) delivered by hand, courier, or personally, on the date of delivery, or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a) If to the Indemnified Party, to:

Gary D. Morgan
6535-F Parkview Drive
Boca Raton, FL  33433
Tel No: (561) 395-0929
Fax No: (561) 394-8475
with a copy to:

Proskauer Rose LLP
Address: 1585 Broadway
New York, New York 10036
Attention: David W. Sloan, Esq.
Tel No: (212) 969-3000
Fax No: (212) 969-2900

(b) If to the Company, to:

World Information Technology
2300 West Sahara Avenue, Suite 500-C
Las Vegas, NV  89102
Tel No: (702)947-0105
Fax No: (702) 947-0107

with a copy to:

Koley Jessen P .C.,
A Limited Liability Organization
One Pacific Place, Suite 800
1125 South 103rd Street
Omaha, NE  68124
Attention:  Matthew D. Masser, Esq.
Fax No: (402) 390-9005

or to such other address as may be furnished to the Indemnified Party by the Company or to the Company by the Indemnified Party, as the case may be.

SECTION 18. Governing Law. The parties hereto agree that this Agreement shall be governed by, construed and enforced in accordance with, the laws of the State of Nevada.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

WORLD INFORMATION TECHNOLOY, INC.

By:
   ---------------------
Name:  Hsueh-Chu Lin
Title: President

By:
   ---------------------
Name: Steven D. Fellows
Title: Secretary


------------------------
GARY D. MORGAN

                        ACTION IN WRITING BY SHAREHOLDERS OF
                          WORLD INFORMATION TECHNOLOGY, INC.

The undersigned, being shareholders of World Infom1ation Technology, Inc., a Nevada Corporation (the "Corporation"), do hereby take following actions by this instrument in writing in accordance with the laws of the State of Nevada.

A. The Employment Agreement, dated as ofJu1y 24, 2003, between this Corporation and Gary D. Morgan and related exhibits, including the Convertible Note Agreement, Note and Indemnification Agreement (collectively the " Agreement") in the forms attached hereto (and ordered filed in the minute book of the Corporation) are approved.

B. Any officer of the Corporation is authorized and directed to execute each of the documents referred to in A above and shall take such other action and execute such other instruments as maybe deemed necessary or advisable to consummate the transactions contemplated thereby.

C. Ratifies the appointment of Gary D, Morgan as Chief Executive Officer and Chairman of the Corporation and as a member of the Board of Directors; which action has been concurrently approved by the sole Director of the Corporation.

D. Recommends, that when appointed, that the Independent Directors of the Corporation its Compensation Committee approve the Agreement.

Executed this 24th day of July, 2003.

Signatures of Shareholders:

--------------------------------
Forever King Technology Co., LTD
(782,007 Shares)

--------------------------------
Leading Edge Development S.A,
(425,000 Shares)

--------------------------------
Modern Worldwide Internet
(914,934 Shares)

---------------------------------
JYN Seng International Technology
(5,640,000 Shares)

---------------------------------
Mei Lin Shiu
(2,000,000)

---------------------------------
Top of China Internet Information
(203,899 Shares)

---------------------------------
Chan Ching Tsun
(255,000 Shares)


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